                                                                    Exhibit 4.30


                             SUBSCRIPTION AGREEMENT

ISSUER: Pine Valley Mining Corporation (TSXV: PVM)
        (the "Company" or "Pine Valley")

ISSUE:  Common shares ($0.90 per Share)

NUMBER OF SHARES SUBSCRIBED FOR:    3,333,334

TOTAL PURCHASE PRICE:               $3,000,000.60

NAME AND ADDRESS OF PURCHASER:

Name:                                  Address:
      ------------------------------            --------------------------------
                                                (Street Address)

                                                --------------------------------
                                                (City and Province or Country)

                                                --------------------------------
                                                (Postal Code)

ALTERNATE REGISTRATION INSTRUCTIONS FOR CERTIFICATES: If other than in the name of the Purchaser:

Name:                                  Address:
      ------------------------------            --------------------------------
                                                (Street Address)

                                                --------------------------------
                                                (City and Province or Country)

                                                --------------------------------
                                                (Postal Code)

DELIVERY INSTRUCTIONS: The name and address (including contact name and telephone number) of the person to whom the certificate representing the Shares is to be delivered, if other than the Purchaser:

Name:                                  Address:
      ------------------------------            --------------------------------
                                                (Street Address)

                                                --------------------------------
                                                (City and Province or Country)

                                                --------------------------------
                                                (Postal Code)

PLACE A "O"OR "X" IN THE SPACES PROVIDED BELOW TO INDICATE IF THE SUBSCRIBER IS AN 'INSIDER' OF PINE VALLEY OR A MEMBER OF THE 'PRO GROUP' AS SUCH TERMS ARE DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE.

Insider of Pine Valley   [ ]          Pro Group member  [ ]


DISCLOSE HERE THE PURCHASER'S CURRENT DIRECT AND INDIRECT HOLDINGS OF SHARES IN THE CAPITAL OF THE COMPANY BEFORE GIVE EFFECT TO THE PRESENT SUBSCRIPTION:
_____________________ SHARES.

                            SUBSCRIPTION INSTRUCTIONS

1. Carefully review and consider the terms and conditions of this Subscription Agreement.

2. If you wish to proceed with a subscription for Shares, then you must complete all applicable portions of the Subscription Agreement, and deliver a completed and executed copy of this Subscription Agreement to:

                         PINE VALLEY MINING CORPORATION
                                 c/o Suite 3000
                            1055 West Georgia Street
                       Vancouver, British Columbia V6E 3R3
               ATTENTION: G. MACKENZIE, PRESIDENT (Fax: 604.682.4698)

      no later than noon (Vancouver time) on May 5, 2004.

3. Complete the face page of this Subscription Agreement, including the sections requiring you to disclosed Insider and Pro Group Status, and your current holdings of shares of the Company.

4.    The Purchaser must complete, sign, and return with this Subscription
      Agreement: (i) a completed accredited investor certificate in the form attached as Schedule A to this Subscription Agreement;(ii) a Representation Letter in the form attached as Schedule C to this Subscription Agreement; and Exhibit 1 to Schedule C.

5. Corporate (non-individual) purchasers must either complete and return with their Subscription Agreement a completed Form 4C TSX Venture Exchange Corporate Placee Registration, a copy of which is attached as Schedule B to this Subscription Agreement, or confirm to the Company that they already have a current Form 4C on file with the TSX Venture Exchange and provide a copy of such previously filed form.

6.    Retain copies of all documents for your records.



  WARNING: YOUR SUBSCRIPTION AGREEMENT MAY BE REJECTED AND YOU MAY BE EXCLUDED FROM THIS PRIVATE PLACEMENT IF YOU FAIL TO PROPERLY COMPLETE AND RETURN YOUR
SUBSCRIPTION AGREEMENT AND ANY SUPPORTING DOCUMENTS REQUIRED IN CONNECTION WITH
                               YOUR SUBSCRIPTION.

TO:        PINE VALLEY MINING CORPORATION

AND TO:    THE DIRECTORS THEREOF

1. SUBSCRIPTION. The undersigned (the "Purchaser") hereby tenders to Pine Valley Mining Corporation (the "Company") this subscription offer which, upon acceptance by the Company, will constitute an agreement of the Purchaser to subscribe for, take up, purchase and pay for and, on the part of the Company, to issue and sell to the Purchaser, the number of Shares (as defined below) set out on page 1 hereof (the "Purchaser's Shares") at the price (the "Purchase Price") of $0.90 per Share all on the terms and subject to the conditions set forth in this Subscription Agreement (as defined below).

2. DEFINITIONS. In this Subscription Agreement, unless the context otherwise requires:

   (a) "Applicable Securities Laws" means, with respect to any jurisdiction or person, the securities legislation, rules, policies, instruments, notices and orders of such jurisdiction or applicable to that person, as the case may be;

   (b) "B.C. Accredited Investor" means a person who qualifies as an "accredited investor" within the meaning of and as defined in Multilateral Instrument 45-103 - Capital Raising Exemptions in effect in British Columbia, and has signed and returned the certificate set out at Schedule A to this Subscription Agreement;

   (c)   "business day" means a day on which the Exchange is open for trading;

   (d)   "Closing" means the completion of the Private Placement;

   (e) "Closing Date" means May 11, 2004 or such other date as the Company may determine provided such date is not prior to, or more than ten days after, receipt by the Company of TSXV Conditional Acceptance, and provided that such date must be no later than May 31, 2004;

   (f)   "Exchange" means the TSX Venture Exchange;

   (g) "Exemptions" means the exemptions from the registration and prospectus or equivalent requirements under Applicable Securities Laws;

   (h) "Private Placement" means the offering and sale of the Shares pursuant to the terms and conditions of this Subscription Agreement;

   (i) "Purchaser" means the purchaser of Shares offered by the Company as identified on the first page hereof;

   (j) "Shares" means Common shares without par value in the capital of the Company (and each one is referred to herein as a "Share");

   (k) "Subscription Agreement" means this subscription agreement between the Purchaser and the Company in respect of the purchase and sale of Shares and includes all schedules attached hereto, as they may be amended or supplemented from time to time; and

   (l) "TSXV Conditional Acceptance" means acceptance by the Exchange of the Private Placement, subject to filing copies of relevant documents and paying applicable fees.

3. PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser represents and warrants to the Company, as representations and warranties that are true as of the date of this offer and will be true as of the date of this Subscription Agreement and as of the Closing Date, that:

   (a) if an individual, the Purchaser is of the age of majority and has the capacity and competence to enter into and be bound by this Subscription Agreement and all other agreements contemplated hereby and this Subscription Agreement constitutes a legal, valid and binding agreement enforceable against the Purchaser;

   (b)   if the Purchaser is not an individual, then:

         (i) the Purchaser is a valid and subsisting corporation and is in good standing under the laws of the jurisdiction of its incorporation;

         (ii) the Purchaser has the capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its obligations hereunder;

         (iii) this Subscription Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser; and

         (iv) the execution and delivery of this Subscription Agreement by the Purchaser will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser under (A) any contract to which the Purchaser is a party or by which it is bound; (B) any provision of the constating documents of the Purchaser; or (C) any judgment, decree, order or award of any court, government body or arbitrator having jurisdiction over the Purchaser;

   (c)   RESIDENCE. The Purchaser is a resident of the Province of Ontario.

   (d) GENERAL PURCHASER QUALIFICATIONS. Regardless of the Purchaser's jurisdiction of residence, the Purchaser is a B.C. Accredited Investor (Note: a resident of any jurisdiction may qualify as a "B.C. Accredited Investor" See the definition of "B.C. Accredited Investor" above and the requirements in Schedule A.);

   (e) ONTARIO PURCHASER QUALIFICATIONS. The Purchaser is resident in or otherwise subject to applicable securities laws of Ontario, it is an "accredited investor" as defined in Ontario Securities Commission Rule 45-501 entitled "Exempt Distributions" promulgated under the Securities Act (Ontario), and has concurrently executed and delivered a Representation Letter in the form attached as Schedule C to this Subscription Agreement and has initialled in Exhibit 1 thereto indicating that the Purchaser satisfies one of the categories of "accredited investor" set forth in such definition;

   (f) ABSENCE OF ADVERTISEMENT. The offer and sale to the Purchaser of the Purchaser's Shares was not made through an advertisement of the Shares in printed media of general and regular paid circulation, radio or television or any other form of advertisement;

   (g) NO UNDISCLOSED INFORMATION. The Purchaser's Shares are not being purchased by the Purchaser as a result of any material information concerning the Company that has not been publicly disclosed, and the Purchaser's decision to tender this offer and acquire the Purchaser's Shares has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Company or any other person, but is based entirely upon currently available public information concerning the Company.

   (h) INVESTMENT SUITABILITY. The Purchaser, and any beneficial purchaser for whom or which it is acting has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Purchaser's Shares and is able to bear the economic risk of loss of such investment.

4. RELIANCE UPON REPRESENTATIONS AND WARRANTIES. The Purchaser acknowledges that the foregoing representations and warranties are made by it with the intent that they may be relied upon by the Company and its legal counsel in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase Shares under Applicable Securities Laws. The Purchaser further agrees that, by accepting the Purchaser's Shares, at the Closing, it will be representing and warranting that the foregoing representations and warranties are true as at the Closing and will survive the completion of the sale of the Purchaser's Shares. The Company and its legal counsel will be entitled to rely on the representations and warranties of the Purchaser contained herein.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. By accepting this offer the Company represents and warrants to the Purchaser as follows:

   (a) the Company has been duly incorporated and organized and is a valid and subsisting Company under the laws of the Province of British Columbia, and is duly qualified to carry on business in the Province of British Columbia and in each other jurisdiction, if any, wherein the carrying out of the activities contemplated makes such qualifications necessary;

   (b) the Company is a reporting issuer under the securities laws of each of British Columbia and Alberta;

   (c) the Shares will, upon issue and delivery, be validly issued as fully paid and non-assessable;

   (d) the Company has filed all forms, reports, documents and information required to be filed by it, whether pursuant to Applicable Securities Laws or otherwise, with the Exchange (or one of its predecessors) or the applicable securities regulatory authorities (the "Disclosure Documents")

   (e) as of the time the Disclosure Documents were filed with the applicable securities regulators and on SEDAR (System for Electronic Document Analysis and Retrieval) (or, if amended or superseded by a filing prior to the date of this Subscription Agreement, then on the date of such filing): (i) each of the Disclosure Documents complied in all material respects with the requirements of the Applicable Securities Laws; and
         (ii) none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

   (f)   the financial statements of the Company contained in the Disclosure
         Documents: (i) complied as to form in all material respects with the published rules and regulations under the Applicable Securities Laws;
         (ii) were reported in accordance with Canadian generally accepted accounting principles applied on a basis consistent with that of the preceding periods; and (iii) present fairly the consolidated financial position of the Company and its subsidiaries, if any, as of the respective dates thereof and the consolidated results of operations of the Company and its subsidiaries, if any, for the periods covered thereby;

   (g) the outstanding Shares are listed and posted for trading on the Exchange;

   (h) the Company has the corporate capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its obligations hereunder;

   (i) the Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Subscription Agreement, and, upon acceptance by the Company, this Subscription Agreement will be a legal, valid and binding obligation of the Company enforceable against the Company;

   (j) no order to cease trading in the securities of the Company, nor prohibiting the sale of such securities, is in effect against the Company or its directors, officers or promoters, and to the best of the Company's knowledge no investigations or proceedings for such purposes are pending or threatened that might give rise to such an order;

   (k) there is no ongoing action, suit, proceeding, or claim, nor, to the best of the Company's knowledge, is there any application, complaint or investigation pending or threatened, before any court, regulatory body, governmental or non-governmental body against the Company, and the Company is not subject to any judgment, order, writ, injunction, decree or award of any governmental authority to which it is subject; and

   (l) the Company has not made an assignment in bankruptcy nor has a receiver been appointed in respect of the Company's assets, and, to the best of the Company's knowledge, no proceedings have been commenced against the Company or are threatened to be commenced, that could result in the Company making an assignment in bankruptcy or a receiver being appointed in respect of the Company's assets.

6. RELIANCE UPON REPRESENTATIONS, AND WARRANTIES. The Company acknowledges that the foregoing representations and warranties are made by it with the intent that they may be relied upon by the Purchaser. The Company further agrees that, at the Closing, it will be representing and warranting that the foregoing representations and warranties are true as at the Closing and will survive the completion of the sale of the Purchaser's Shares. The Purchaser will be entitled to rely on the representations and warranties of the Company contained herein and the Company will indemnify and hold harmless the Purchaser and its legal counsel for any losses, claims, costs, expenses, damages or liabilities they may suffer or incur which are caused by or arise from, directly or indirectly, their reliance thereon.

7. ACKNOWLEDGEMENTS AND COVENANTS OF THE PURCHASER. The Purchaser hereby acknowledges and agrees that:

   (a)   this subscription is irrevocable, unconditional and non-transferable;

   (b) no prospectus has been filed by the Company with any of the securities regulatory authorities of Canada or the United States or in any International Jurisdiction in connection with the issuance of the Purchaser's Shares, no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares, and there is no government or other insurance covering the Shares;

   (c) the Shares are being offered in reliance on Exemptions and, as a result of the Purchaser acquiring the Shares pursuant to those same
         Exemptions:

         (i) certain protections rights and remedies provided by the Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Purchaser;

         (ii) the Purchaser may not receive information that might otherwise be required to be provided to the Purchaser under Applicable Securities Laws; and

         (iii) the Company is relieved from certain obligations that would otherwise apply under Applicable Securities Laws;

   (d) the Purchaser will notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing;

   (e) Bull, Housser & Tupper has acted as legal counsel to the Company in connection with this Subscription Agreement and has not acted for the Purchaser, and the Purchaser is, in no way, relying on any advice sought from or given by Bull, Housser & Tupper in connection with this Subscription Agreement;

   (f) the Purchaser is responsible for obtaining such legal advice as the Purchaser considers appropriate in connection with the execution, delivery and performance by the Purchaser of this Subscription Agreement and the transactions contemplated hereby;

   (g) the Purchaser has conducted its own investigation with respect to the Company and the Shares and has received all information that it believes is necessary or appropriate in connection with its purchase of the Shares;

   (h)   there are risks associated with the purchase of the Shares; and

   (i) the Company may make a notation on its records or give instructions to any transfer agent of the Shares in order to implement the restrictions on transfer set forth and described herein.

8. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Purchaser as follows:

   (a) the Company will take all steps reasonably necessary to obtain the final consent of the Exchange to the Private Placement and will comply with all other regulatory requirements, requirements of the Exchange and requirements of all Applicable Securities Laws to the offering and sale of Shares to the Purchaser on a "private placement" basis as contemplated hereby; and

   (b) the Company will promptly comply with all filing and other requirements of Applicable Securities Laws.

9. RESALE RESTRICTIONS. The Purchaser understands and acknowledges that the Purchaser's Shares will be subject to certain resale restrictions under Applicable Securities Laws, and that certificates representing the Shares will bear certain legends to that effect. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Company is not in any manner responsible) for complying with such restrictions.

10. PAYMENT OF PURCHASE PRICE. Concurrent with the delivery of the certificates representing the Purchaser's Shares, the Purchaser will deliver to the Company or its agent, in Canadian funds, the aggregate Purchase Price for the Purchaser's Shares in the form of a bank draft or certified cheque.

11. EXPENSES. The Purchaser will be responsible for its own expenses incurred in connection with the issue and sale of the Purchaser's Shares.

12. CLOSING OF PURCHASE. The Closing will be completed by the Purchaser paying the aggregate Purchase Price in accordance with Section 10. Coincident with receipt of the aggregate Purchase Price delivered in accordance with this Subscription Agreement, the Company will deliver to the Purchaser the certificates representing the Purchaser's Shares registered in accordance with the Purchaser's written instructions. The Purchaser acknowledges that participation in the offering is subject to the acceptance of this Subscription Agreement by the Company, the bank draft or certified cheque, as applicable, representing payment of the Purchase Price for the Purchaser's Shares being honoured upon presentation for payment, and TSXV Conditional Acceptance.

13. FURTHER ASSURANCES. The Purchaser will, promptly upon request by the Company, provide the Company with such information and execute and deliver to the Company such additional undertakings, questionnaires and other documents as the Company may request in connection with the issue and sale of the Shares. The Purchaser acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company. The Purchaser consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

14. INDEMNITY. The Purchaser agrees to indemnify and hold harmless the Company and its respective directors, officers, employees, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company in connection herewith.

15. MODIFICATION. Neither this Subscription Agreement, nor any provision hereof, will be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

16. ASSIGNMENT. Neither party will be permitted to assign this Subscription Agreement, nor any rights or obligations hereunder, without the prior written consent of the other party hereto. Any purported assignment without such consent is not binding or enforceable against any party hereto.

17. TIME OF THE ESSENCE. Time will be of the essence of each provision of this Subscription Agreement. If TSXV Conditional Acceptance has not been received from the Exchange within 10 days from the date of acceptance hereof by the Company, notwithstanding the other provisions of this Subscription Agreement, or the Closing does not occur by the latest Closing Date permitted by the terms of this Subscription Agreement, then this Subscription Agreement will be deemed to have terminated and will be of no further force and effect.

18. MISCELLANEOUS. The agreement resulting from the acceptance of this offer by the Company contains the whole agreement between the Company and the Purchaser in respect of the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth herein and in any amendments hereto. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, will be deemed to be an original and all of which together will constitute one and the same document.

19. ENUREMENT. This Subscription Agreement enures to the benefit of and binds the parties and their respective heirs, executors, administrators, successors and permitted assigns.

20. CURRENCY. Except as otherwise specifically provided, all references in this Subscription Agreement to amounts of money are expressed in Canadian dollars.

21. DELIVERY BY FAX. Any party may deliver an executed copy of this Subscription Agreement by fax but that party will immediately dispatch by delivery in person to the other parties an originally executed copy of this Subscription Agreement.

22. SEVERABILITY. Each provision of this Subscription Agreement is several. If any provision of this Subscription Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect: (a) the legality, validity or enforceability of the remaining provisions of this Subscription Agreement, or
(b) the legality, validity or enforceability of that provision in any other jurisdiction, except that if: (c) on the reasonable construction of this Subscription Agreement as a whole, the applicability of the other provision presumes the validity and enforceability of the particular provision, the other provision will be deemed also to be invalid or unenforceable, and (d) as a result of the determination by a court of competent jurisdiction that any part of this Subscription Agreement is unenforceable or invalid and, as a result of this Section, the basic intentions of the parties in this Subscription Agreement are entirely frustrated, the Company and the Purchaser will use all reasonable efforts to amend, supplement or otherwise vary this Subscription Agreement to confirm their mutual intention in entering into this Subscription Agreement.

23. GOVERNING LAW AND VENUE. This Subscription Agreement, any amendment, addendum or supplement hereto, and all other documents relating hereto will be governed by and construed in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein, governing contracts made and to be performed wholly therein, and without reference to its principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Subscription Agreement.

IN WITNESS WHEREOF the undersigned has executed this Subscription Agreement on this ______ day of _________________________, 2004.



-------------------------------------    ---------------------------------------
Signature of Purchaser                   Name of Purchaser
(if an individual)                       (if not an individual)


                                         Per:
-------------------------------------         ----------------------------------
Name of Purchaser (if an individual)          Authorized Signatory


                                              ----------------------------------
                                              Title

                                   ACCEPTANCE

The Company hereby accepts the above subscription and the Company warrants and covenants to the Purchaser that the representations and warranties made by the Company in this Subscription Agreement are true and correct in all material respects as of this date and that the Purchaser will have the benefit of and be entitled to rely on such representations and warranties.

DATED this ____ day of _____________, 2004.

PINE VALLEY MINING CORPORATION



Per:
     ------------------------------------
         Authorized Signing Officer

                                   SCHEDULE A

         CERTIFICATE OF ACCREDITED INVESTOR (BRITISH COLUMBIA / ALBERTA)


In connection with the purchase of Shares of Pine Valley Mining Corporation (the "Company"), the undersigned Purchaser hereby represents, warrants and certifies to the Company that the Purchaser is an accredited investor within the meaning of Multilateral Instrument 45-103 - Capital Raising Exemptions in effect in British Columbia and Alberta in the category indicated below:

       [Mark appropriate box]

[  ]   (a)  a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

[  ]   (b)  the Business Development Bank of Canada incorporated under the
            Business Development Bank of Canada Act (Canada);

[  ]   (c)  an association under the Cooperative Credit Associations Act
            (Canada) located in Canada;

[  ]   (d)  a subsidiary of any person or company referred to in paragraphs (a)
            to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[  ]   (e)  a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

[  ]   (f)  an individual registered or formerly registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

[  ]   (g)  the government or Canada or a province, or any crown corporation or agency of the government of Canada or a province;

[  ]   (h)  a municipality, public board or commission in Canada;

[  ]   (i)  any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency of that government;

[  ]   (j)  a pension fund that is regulated by either the Office of the
            Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

[  ]   (k)  a registered charity under the Income Tax Act (Canada);

[  ]   (l)  an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets(1) having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

[  ]   (m)  an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

[  ]   (n)  a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

[  ]   (o)  a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

[  ]   (p)  a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the regulator has issued a receipt;

[  ]   (q)  an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

[  ]   (r)  a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

--------
1 Financial assets means cash and securities.

         The Purchaser acknowledges that the Company is relying on this Certificate to determine its suitability as a purchaser of Shares of the Company. The Purchaser agrees that the representations and warranties contained herein will survive any issuance of the Shares.

         Certified this _____________ day of _______________________, 2004.


                                       Purchaser:
                                                  ------------------------------

                                       Signature:
                                                  ------------------------------

                                       Name and Title of Signatory
                                       (if applicable)

                                                  ------------------------------

                                                  ------------------------------

                                   SCHEDULE B

                                                   [LOGO - TSX VENTURE EXCHANGE]

                                     FORM 4C
                       CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.    Placee Information:

      (a)   Name:

              ----------------------------------------------------------

      (b)   Complete Address:

            ------------------------------------------------------------

            ------------------------------------------------------------

      (c)   Jurisdiction of Incorporation or Creation:

            ------------------------------------------------------------

2.    (a)   Is the Placee purchasing securities as a portfolio manager
            (Yes/No)? __________

      (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? __________

3.    If the answer to 2(b) above was "Yes", the undersigned certifies that:

      (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

      (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________
            [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

      (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

      (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

      (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4. If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:

NAME                     CITY                 PROVINCE OR STATE   COUNTRY

-----------------------  -------------------  ------------------  -------------


-----------------------  -------------------  ------------------  -------------


-----------------------  -------------------  ------------------  -------------


-----------------------  -------------------  ------------------  -------------


-----------------------  -------------------  ------------------  -------------



The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

ACKNOWLEDGEMENT - PERSONAL INFORMATION

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at                                  on                                .
         --------------------------------    -------------------------------


                                       -----------------------------------------
                                       (Name of Purchaser - please print)


                                       -----------------------------------------
                                       (Authorized Signature)


                                       -----------------------------------------
                                       (Official Capacity - please print)


                                       -----------------------------------------
                                       (please print name of individual whose
                                       signature appears above)



                          THIS IS NOT A PUBLIC DOCUMENT

                                   SCHEDULE C

                              REPRESENTATION LETTER

                       (FOR ONTARIO ACCREDITED INVESTORS)

TO:   PINE VALLEY MINING CORPORATION (THE "COMPANY")

In connection with the purchase of common shares ("SHARES") of the Company by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "SUBSCRIBER" for the purposes of this Schedule C), the Subscriber hereby represents, warrants, covenants and certifies to the Company that:

1. The Subscriber is resident in Ontario or is otherwise subject to applicable securities laws of the Province of Ontario;

2. The Subscriber is purchasing the Shares as principal for its own account;

3. The Subscriber is an "accredited investor" within the meaning of Ontario Securities Commission Rule 45-501 promulgated under the Securities Act (Ontario) by virtue of satisfying the indicated criterion as set out in Exhibit 1 to this Representation Letter; and

4. Upon execution of this Schedule C by the Subscriber, this Schedule C will be incorporated into and form a part of the Subscription Agreement.

Dated:  _______________________, 2004


                                       Print name of Subscriber

                                       By:
                                           -------------------------------------
                                                      Signature


                                       -----------------------------------------
                                       Print name of Signatory (if different
                                       from Subscriber)


                                       -----------------------------------------
                                       Title

              IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN
                           EXHIBIT 1 ON THE NEXT PAGES

                                    EXHIBIT 1

                                  TO SCHEDULE C

NOTE: THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

ACCREDITED INVESTOR - (defined in Ontario Securities Commission Rule 45-501) means:

______ (a)  a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

______ (b)  the Business Development Bank incorporated under the Business
            Development Bank Act (Canada);

______ (c)  a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

______ (d)  a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

______ (e)  a company licensed to do business as an insurance company in any jurisdiction;

______ (f)  a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the person or company owns all of the voting shares of the subsidiary entity;

______ (g)  a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

______ (h)  the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

______ (i)  any Canadian municipality or any Canadian provincial or territorial capital city;

______ (j)  any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

______ (k)  a pension fund that is regulated by either the Office of the
            Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

______ (l)  a registered charity under the Income Tax Act (Canada);

______ (m)  an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

______ (n)  an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

______ (o)  an individual who has been granted registration under the Securities
            Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

______ (p)  a promoter of the issuer or an affiliated entity of a promoter of the issuer;

______ (q)  a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the issuer;

______ (r)  a person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

______ (s)  an issuer that is acquiring securities of its own issue;

______ (t)  a company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

______ (u)  a person or company that is recognized by the Ontario Securities
            Commission as an accredited investor;

______ (v)  a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

______ (w)  a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director (as defined in the Securities Act (Ontario)), or, if it has ceased distribution of its securities, has previously distributed its securities in this manner;

______ (x)  a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

______ (y)  an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

______ (z)  an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph
            (k) in form and function; or

______ (aa) a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

NOTE: THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE ABOVE DEFINITION.

FOR THE PURPOSES OF THIS SCHEDULE C (INCLUDING EXHIBIT 1):

(a) "COMPANY" means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(b) "CONTROL PERSON" means any person, company or combination of persons or companies holding a sufficient number of any securities of the issuer to affect materially the control of the issuer, but any holding of any person, company or combination of persons or companies holding more than 20% of the outstanding voting securities of the issuer, in the absence of evidence to the contrary, will be deemed to affect materially the control of the issuer;

(c) "DIRECTOR" where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company;

(d) "ENTITY" means a company, syndicate, partnership, trust or unincorporated organization;

(e) "FINANCIAL ASSETS" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

(f) "FOREIGN JURISDICTION" means a country other than Canada or a political subdivision of a country other than Canada;

(g) "FULLY MANAGED ACCOUNT" means an investment portfolio account of a client established in writing with a portfolio advisor who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction;

(h) "INDIVIDUAL" means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

(i) "JURISDICTION" means a province or territory of Canada except where used in the term "foreign jurisdiction";

(j) "MUTUAL FUND" includes (i) an issuer, (x) whose primary purpose is to invest money provided by its security holders, and (y) whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer, or (ii) an issuer or class of issuers that is designated as a mutual fund by an order of the Ontario Securities Commission in the case of a single issuer or otherwise in a regulation which is made for the purposes of this definition, but does not include an issuer or a class of issuer that is designated not to be a mutual fund by an order of the Ontario Securities Commission in the case of a single issuer or otherwise in a regulation which is made for the purposes of the definition of "mutual fund" under the Securities Act (Ontario);

(k) "NON-REDEEMABLE INVESTMENT FUND" means an issuer:

      (i) whose primary purpose is to invest money provided by its securityholders;

      (ii) that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

      (iii) that is not a mutual fund;

(l) "OFFICER" means the chair, any vice-chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer of a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of an issuer or registrant;

(m) "PERSON" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

(n) "PORTFOLIO ADVISER" means

      (i) a portfolio manager; or

      (ii) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that subsection;

(o) "PORTFOLIO MANAGER" means an adviser registered for the purpose of managing the investment portfolio of clients through discretionary authority granted by the clients;

(p) "PROMOTER" means (i) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the issuer, or (ii) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the issuer, directly or indirectly, receives in consideration of services or property, or both services and property, 10% or more of any class of securities of the issuer or 10% or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property will not be deemed a promoter within the meaning of the definition of "promoter" under the Securities Act (Ontario) if such person or company does not otherwise take part in founding, organizing or substantially reorganizing the business;

(q) "RELATED LIABILITIES" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets; and

(r) "SPOUSE", in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

AFFILIATED ENTITIES

(a) A person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

CONTROL

(b) A person or company is considered to be controlled by a person or company if: (i) in the case of a person or company, (x) voting securities of the first mentioned person or company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of, the other person or company, and (y) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company, (ii) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50% of the interests in the partnership; or
(iii) in the case of a limited partnership, the general partner is the second-mentioned person or company.

SUBSIDIARIES

(a) A person or company is considered to be a subsidiary entity of another person or company if: (i) it is controlled by, (x) that other, or (y) that other and one or more persons or companies each of which is controlled by that other, or (z) two or more persons or companies, each of which is controlled by that other, or (ii) it is a subsidiary entity of a person or company that is the other's subsidiary entity.

                All monetary references are in Canadian Dollars.